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                                                                EXHIBIT 10.19(b)



                           WYNDHAM HOTEL CORPORATION
                         1996 LONG TERM INCENTIVE PLAN

         1.      Purpose

                 The WYNDHAM HOTEL CORPORATION 1996 LONG TERM INCENTIVE PLAN (the "1996 Plan") has been established by WYNDHAM HOTEL CORPORATION (the "Corporation") to:

                 (a) Attract and retain key executives and other key employees;

                 (b) Motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

                 (c) Provide incentive compensation opportunities that are competitive with those of other corporations; and

                 (d) Further identify the interests of eligible employees with those of the Corporation's other Stockholders through compensation alternatives based on the Corporation's Common Stock;

and thereby promote the long-term financial interest of the Corporation, including the growth in value of the Corporation's equity and enhancement of long-term Stockholder return.

         2.      Scope

                 Awards under the 1996 Plan may be granted in the form of (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 1996 Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the Common Stock, $.01 par value per share, of the Corporation (the "Common Stock") that are restricted as provided in paragraph 12 hereof ("restricted shares") or (iv) units valued based upon the long-term performance of the Corporation as determined pursuant to paragraph 13 hereof ("performance units"). Options may be accompanied by stock appreciation rights ("rights"). Rights may also be granted without accompanying options. The maximum aggregate number of performance units, shares of Common Stock with respect to which options and restricted shares are granted, and rights granted without accompanying options, which may be awarded from time to time under the 1996 Plan shall be 2,133,811 (subject to adjustment as described in paragraph 16 hereof). The maximum number of shares of Common Stock with respect to which incentive stock options, non-qualified options, restricted shares and performance units
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may be granted in any one year to any employee shall not exceed 500,000.
Shares of Common Stock with respect to which awards are granted may be, in whole or in part, authorized and unissued shares, authorized and issued shares held in the treasury of the Corporation, or issued shares reacquired by the Corporation, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine. If for any reason (other than surrender of options or Deemed Options (as herein defined) upon exercise of rights as provided in paragraph 9 hereof) any shares as to which an option has been granted cease to be subject to purchase thereunder, or any restricted shares are forfeited to the Corporation, or any right issued without accompanying options terminates or expires without being exercised, then the shares in respect of which such option or right was granted, or such restricted shares, shall become available for subsequent awards under the 1996 Plan to the extent permitted by the Code and other applicable law.

         3.      Effective Date

                 The 1996 Plan shall become effective on April 18, 1996 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on December 31, 2005. The 1996 Plan (and each award granted under the 1996
Plan) will become null and void unless the 1996 Plan is approved no later than April 17, 1997 by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Corporation present, or represented, and entitled to vote at a meeting of Stockholders of the Corporation at which a majority of the outstanding shares of the Corporation's voting stock is voted on the proposal to approve the 1996 Plan. The agreement relating to each award granted under the 1996 Plan prior to approval of the Plan by Stockholders as aforesaid shall expressly provide that such award will not be exercisable or payable prior to such approval and that such award will become null and void unless the 1996 Plan is approved by the Stockholders as aforesaid no later than April 17, 1997.

         4.      Administration

                 (a) The 1996 Plan shall be administered, construed and interpreted by the Board of Directors of the Corporation; provided, that the Board of Directors, in its discretion, may delegate any or all of its authority, powers and discretion under the 1996 Plan to the Compensation Committee of the Board of Directors. (All references herein to the "Committee" shall be deemed to refer exclusively to the Compensation Committee or any successor thereto of the Board of Directors of the Corporation.) Notwithstanding anything in this paragraph 4 to the contrary, upon the date of the first registration of an equity security of the Corporation under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor statute, all authority to exercise discretion with respect to participation in the 1996 Plan by persons who are (i) "officers" within the meaning of the applicable Securities and Exchange Commission rules and regulations relating to Section 16 of the 1934 Act, or any successor statute,
(ii) directors of the





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Corporation, and/or (iii) beneficial owners of more than ten percent (10%) of any class of equity securities of the Corporation who are otherwise eligible to participate in the 1996 Plan, and the timing, pricing, amounts and other terms and conditions of awards granted under the 1996 Plan to such officers, directors and beneficial owners, shall be vested in (i) the Board of Directors of the Corporation if all of the members of the Board are disinterested persons within the meaning ascribed to such term in Rule 16b-3 promulgated under the 1934 Act, or within any successor definition or under any successor rule ("disinterested persons"), or (ii) the Committee, if consisting of two (2) or more directors each of whom is a disinterested person.

                 (b) With respect to persons subject to Section 16 of the 1934 Act, transactions under the 1996 Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the 1996 Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

                 (c) The Board of Directors shall have plenary authority in its sole discretion and subject to the express provisions of the 1996 Plan, to grant options, to determine the purchase price of the Common Stock covered by each option (the "exercise price"), the term of each option and to change the same, the class or classes of shares of Common Stock to be covered by each option, the Employees (as defined in paragraph 5 hereof) to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; to grant rights without accompanying options; to determine the Employees to whom and the time or times at which such rights shall be granted and the exercise price, term, and number of shares of Common Stock covered by any Deemed Option (as defined in paragraph 9 hereof) corresponding thereto; to grant restricted shares and performance units and to determine the term of the restricted period and appropriate long-term objectives and other conditions applicable to such restricted shares or performance units, the Employees to whom and the time or times at which restricted shares or performance units shall be granted and the number of restricted shares or performance units to be covered by each grant; to interpret the 1996 Plan; to prescribe, amend and rescind rules and regulations relating to the 1996 Plan; to determine the terms and provisions of the option agreements, and the right, restricted share and performance unit agreements entered into in connection with awards under the 1996 Plan; to prepare and distribute in such manner as the Board of Directors determines to be appropriate information concerning the 1996 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1996 Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render





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advice with respect to any responsibility the Board of Directors or such person may have under the 1996 Plan; provided, however, that except as authorized in paragraph 4(a) above, the Board of Directors shall not delegate its authority to construe and interpret the 1996 Plan, to determine which Employees may participate in the 1996 Plan, or its authority to make grants of options, restricted shares, performance units and rights.

                 (d) If appointed, the Committee shall function as follows. The Committee may adopt such rules as it deems necessary, desirable or appropriate. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary (who may or may not be a Committee member, as the case may be) and advise the Board of Directors of such actions. The secretary shall keep a record of all minutes and forward all necessary communications to the Corporation. A majority of the Committee shall constitute a quorum. All decisions of the Committee shall be made by a vote of not less than a majority of the Committee members present at a meeting of the Committee at which a quorum is present or by a written consent signed by all of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act in accordance with the preceding sentence, registers his dissent in writing delivered to the other Committee members and to the Board of Directors, shall not be responsible for any such action or failure to act.

                 (e) All usual and reasonable expenses of the Committee shall be paid by the Corporation, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all Employees who have received awards, the Corporation and all other interested persons. No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the 1996 Plan or awards made thereunder, and the Corporation shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the 1996 Plan, consistent with the Corporation's certificate of incorporation and bylaws.

                 (f) Subject to such limitations or restrictions as may be imposed by the Code or other applicable law, the Board of Directors may grant to an Employee who has been granted an award under the 1996 Plan or any other benefit plan maintained by the Corporation or any of its subsidiaries, or any predecessor or successor thereto, in exchange





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for the surrender and cancellation of such prior award, a new award with such terms and conditions as the Board of Directors may deem appropriate consistent with the provisions of the 1996 Plan.

         5.      Eligibility; Factors To Be Considered in Granting Awards

                 (a) Awards shall be granted only to persons who are employees of the Corporation or one or more of its subsidiaries (as defined below) and either are officers of, or in the opinion of the Board of Directors hold key positions in or for, the Corporation or any subsidiary ("Employees"). In determining the Employees to whom awards shall be granted, the number of shares and class or classes of Common Stock with respect to which each award shall be granted, the number of performance units granted by each award, and the terms and conditions of each award, the Board of Directors shall take into account the nature of the Employee's duties, his or her present and potential contributions to the growth and success of the Corporation, and such other factors as the Board of Directors shall deem relevant in connection with accomplishing the purposes of the 1996 Plan. The chief executive officer of the Corporation shall assist the Board of Directors in this determination by making recommendations. An Employee who has been granted an award or awards under the 1996 Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options or other applicable law.

                 (b) For purposes of this 1996 Plan, the term "subsidiary" means any corporation (other than the Corporation) during any period of which fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, directly or indirectly, by the Corporation. For purposes of this 1996 Plan, the term "affiliate" shall have the same meaning as in Rule 12b-2 promulgated under the 1934 Act.

         6.      Option Price; Fair Market Value

                 The per share exercise price of each option for shares of Common Stock shall be determined by the Board of Directors, but shall be one hundred percent (100%) of the Fair Market Value on the date the option is granted unless the Board of Directors expressly determines otherwise, subject to the requirements for incentive stock options set forth in paragraph 10 hereof. For purposes of this 1996 Plan, the term "Fair Market Value per Share" as of any date shall mean, except as provided in paragraph 9(d) hereof, for shares of Common Stock with respect to which restricted shares, options and rights shall be granted, the closing price of such Common Stock on such date (or if there are no sales on such date, on the next preceding date on which there were sales), as reported on the New York Stock Exchange Composite Tape, or if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system for the principal national securities exchange on which the





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Common Stock is listed or admitted to trading, or if such Common Stock is not listed or admitted to trading on any national securities exchange, the closing price of such Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or if such Common Stock is not listed or admitted to trading on the NASDAQ National Market System, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ System or such other system as may then be in use, or if such Common Stock is not reported on any such system and is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board of Directors, or if no such market maker is making a market in such Common Stock, the fair value of such Common Stock as determined in good faith by the Board of Directors by applying generally recognized principles of valuing closely-held securities; provided, however, that in any event the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder; in the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the Employee to whom the option is granted is promptly notified of the grant and a written option agreement is duly executed as of the date of the resolution. The exercise price so determined shall also be applicable in connection with the exercise of any related right.

         7.      Term of Options

                 The term of each option granted under the 1996 Plan shall be as the Board of Directors shall determine, but in no event shall any option have a term of more than ten (10) years from the date of grant, subject to earlier termination as provided in paragraphs 14 and 15 hereof. If the holder of an incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary, the term of such incentive stock option shall not exceed five (5) years from the date of grant.

         8.      Exercise of Options

                 (a) Subject to the provisions of this 1996 Plan and unless otherwise provided in the option agreement, an option granted under the 1996 Plan shall become one hundred percent (100%) vested at the earliest of the Employee's retirement from active employment at or after Retirement Age (as defined in paragraph 14 hereof) or the Employee's death or total and permanent disability (as defined in paragraph 15 hereof). Prior to becoming one hundred percent (100%) vested, each option shall become exercisable in such cumulative installments and upon such events as the Board of Directors may





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determine in its sole discretion.  Subject to the foregoing, the unvested portion of any option or right granted under the 1996 Plan shall be forfeited on the date the Employee ceases to be an Employee of the Corporation. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any option or installment thereof at any time.

                 (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares of Common Stock as to which the option has become exercisable; provided, however, that an option shall not be exercised at any time as to less than fifty (50) shares (or less than the number of shares of Common Stock as to which the option is then exercisable, if that number is less than fifty (50) shares).

                 (c) At the time of exercise of any option, the per share exercise price of such option shall be paid in full for each share of Common Stock with respect to which such option is exercised. Payment may be made in cash or, with the approval of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise. If the Corporation shall have a class of its Common Stock registered pursuant to
Section 12 of the 1934 Act, an option holder may also make payment at the time of exercise of an option for such class of Common Stock by delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker approved by the Corporation that upon such broker's sale of shares with respect to which such option is exercised, it is to deliver promptly to the Corporation the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes (subject to the provisions of paragraph 19 hereof).

                 (d) Notwithstanding any other provision in the 1996 Plan to the contrary, no option may be exercised prior to the expiration of six (6) months from the date of the award thereof.

                 (e) Upon the exercise of an option or portion thereof in accordance with the 1996 Plan, the option agreement and such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a Stockholder with respect to the Common Stock issued as a result of such exercise.

         9.      Award and Exercise of Rights

                 (a) The Board of Directors may grant a right as a primary right or an additional right (each as defined in this paragraph) in the manner set forth in this paragraph 9. A right granted in connection with an option may be granted either at the time the option is granted or, in the case of an option that is not an incentive stock option, thereafter at any time prior to the exercise, termination or expiration of such option. Each right shall be subject to the same terms and conditions as the related option or Deemed Option (as





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defined in paragraph 9(b)) and shall be exercisable only to the extent the option or Deemed Option is exercisable. Notwithstanding any other provision in the 1996 Plan to the contrary, no right, with or without an underlying option, shall be exercisable for cash by an Employee who is subject to the provisions of Section 16(b) of the 1934 Act (an "Insider") prior to the expiration of six
(6) months from the date the right is awarded.

                 (b) A primary right may be awarded by the Board of Directors either alone or in connection with any option granted under the 1996 Plan. Each primary right granted without a corresponding option shall nevertheless be deemed for certain purposes described in this paragraph 9 to have been accompanied by an option (a "Deemed Option"). A Deemed Option shall have no value, and no shares of Common Stock (or other consideration) shall be delivered upon exercise thereof, but such Deemed Option shall serve solely to establish the terms and conditions of the corresponding primary right. At the time of grant of a primary right not granted in connection with an option, the Board of Directors shall set forth the terms and conditions of the corresponding Deemed Option. The terms and conditions of such Deemed Option shall include all terms and conditions that at the time of grant are required, and, in the discretion of the Board of Directors, may include any additional terms and conditions that at such time are permitted, to be included in options granted under this 1996 Plan. A primary right shall entitle the Employee to surrender unexercised the related option or Deemed Option (or any portion or portions thereof that the Employee determines to surrender) and to receive in exchange, subject to the provisions of the 1996 Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the per share exercise price of the option or Deemed Option, multiplied by (ii) the number of shares of Common Stock subject to the option, Deemed Option or portion thereof that is surrendered. Surrender of an option or Deemed Option or portion thereof in exchange for a payment as described in this paragraph is referred to as the "exercise of a primary right." Upon exercise of a primary right, payment shall be made in the form of cash, shares of Common Stock, or a combination thereof, as elected by the Employee, provided that the Board of Directors shall have sole discretion to approve or disapprove the election of an Insider to receive all or part of a payment in cash (which approval or disapproval may be given at any time after the election to which it relates); and, provided, further, that the election by an Insider to receive cash in whole or in part upon exercise of a primary right shall be made only during a "window period" (as defined in paragraph 9(d) hereof). Shares of Common Stock paid upon exercise of a primary right will be valued at the Fair Market Value per Share on the exercise date. Cash will be paid in lieu of any fractional share of Common Stock based upon the Fair Market Value per Share on the exercise date. Subject to paragraph 19 hereof, no payment will be required from the Employee upon exercise of a primary right.

                 (c) An additional right may be awarded by the Board of Directors in connection with any option granted under the 1996 Plan. An additional right shall entitle





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the Employee to receive, upon the exercise of a related option, a cash payment equal to (i) the product determined by multiplying (A) the excess of (x) the Fair Market Value per Share on the date of exercise of the related option over
(y) the option price per share at which such option is exercisable by (B) the number of shares of Common Stock with respect to which the related option is being exercised, multiplied by (ii) a percentage factor (which may be any percentage factor equal to or greater than ten percent (10%) and equal to or less than one hundred percent (100%)) as determined by the Board of Directors at the time of the grant of such additional right or as determined in accordance with a formula for determination of such percentage factor established by the Board of Directors at the time of the grant of such additional right. If no percentage factor or formula is otherwise specified by the Board of Directors at the time of grant of such additional right, the percentage factor shall be deemed to be one hundred percent (100%). The Board of Directors at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than one hundred percent (100%).

                 (d) Solely for purposes of paragraphs 9(b) and 9(c), with respect to exercises of rights (other than rights that relate to an incentive stock option) by an Insider, during any period commencing on the third business day following the date of release for publication of any annual or quarterly summary statements of the Corporation's sales and earnings and ending on the twelfth business day following such date (a "window period"), the Board of Directors may prescribe, by rule of general application, such other measure of Fair Market Value per Share as the Board of Directors may, in its sole discretion, determine, but not in excess of the highest sale price of the Common Stock during such window period as reported on the New York Stock Exchange Composite Tape, or as further determined as set forth in paragraph 6 hereof; provided, however, that the Fair Market Value per Share shall be appropriately adjusted to reflect events described in paragraph 16 hereof. In the case of rights that relate to an incentive stock option, the Board of Directors may prescribe a similar measure of Fair Market Value per Share; provided, however, that such measure shall not exceed the maximum amount that would be permissible under Code Section 422 without disqualifying such option as an incentive stock option under Code Section 422 or causing such option not to be considered fully exercised within the meaning of Code Section 422.

                 (e) Upon exercise of a primary right, the number of shares of Common Stock subject to exercise under the related option or Deemed Option shall automatically be reduced by the number of shares of Common Stock represented by the option, Deemed Option or portion thereof surrendered. Shares of Common Stock subject to options, Deemed Options or portions thereof surrendered upon the exercise of rights shall not be available for subsequent awards under the 1996 Plan.





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                 (f)      A right related to an incentive stock option may only
be exercised if the Fair Market Value per Share on the exercise date (as determined pursuant to paragraph 6 and without regard to paragraph 9(d) hereof) exceeds the exercise price of the option per share of Common Stock.

                 (g) If neither the right nor, in the case of a right (whether primary or additional) with a related option, the related option, is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and, subject to paragraph 19 hereof, a payment in the amount prescribed by paragraph 9(b) or paragraph 9(c), as the case may be, shall be paid to the Employee in cash.

         10.     Incentive Stock Options

                 (a) The Board of Directors shall designate the Employees to whom incentive stock options, as described in Section 422 of the Code or any successor section thereto, are to be awarded under the 1996 Plan and shall determine the class or classes and the number of shares of Common Stock to be covered by each incentive stock option. Incentive stock options shall be awarded only to Employees of the Corporation. In no event shall the aggregate Fair Market Value of all Common Stock (determined at the time the option is awarded) with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceed $100,000.

                 (b) The purchase price of a share of Common Stock under each incentive stock option shall be determined by the Board of Directors; provided, however, that in no event shall such price be less than one hundred percent 100% of the Fair Market Value Per Share as of the date of grant or one hundred ten percent (110%) of such Fair Market Value Per Share if the holder of the incentive stock option owns Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Corporation or any subsidiary.

                 (c) Except as provided in paragraphs 14 and 15 hereof, no incentive stock option shall be exercised at any time unless the holder thereof is then an Employee of the Corporation or one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3)-(4), example (3), any corporation that is a subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.

                 (d) In the event of amendments to the Code or applicable rules or regulations relating to incentive stock options subsequent to the date hereof, the Corporation may amend the provisions of the 1996 Plan, and the Corporation and the Employees holding





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
such incentive stock options may agree to amend outstanding option agreements to conform to such amendments.

         11.     Non-Transferability of Options and Rights

                 Options and rights granted under the 1996 Plan shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and options and rights shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).

         12.     Award and Delivery of Restricted Shares

                 (a) At the time an award of restricted shares is made, the Board of Directors shall establish a period or periods of time (each a "Restricted Period") applicable to such award that shall not be more than ten
(10) years. Each award of restricted shares may have a different Restricted Period or Restricted Periods. The Board of Directors may, in its sole discretion, at the time an award is made, provide for the incremental lapse of Restricted Periods with respect to a portion or portions of the restricted shares awarded, and for the lapse or termination of restrictions upon all or any portion of the restricted shares upon the satisfaction of other conditions in addition to or other than the expiration of the applicable Restricted Period. The Board of Directors may also, in its sole discretion, shorten or terminate a Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares upon the Employee's death, total and permanent disability (as defined in paragraph 15 hereof), or retirement from active employment at or after the Retirement Age (as defined in paragraph 14 hereof).

                 (b) At the time a grant of restricted shares is made to an Employee, a stock certificate representing a number of shares of Common Stock equal to the number of such restricted shares shall be registered in the Employee's name but shall be held in custody by the Corporation for such Employee's account. The Employee shall generally have the rights and privileges of a Stockholder as to such restricted shares, including, without limitation, the right to vote such restricted shares, except that, subject to the earlier lapse or termination of restrictions as herein provided, the following restrictions shall apply: (i) the Employee shall not be entitled to delivery of the stock certificate evidencing restricted shares until the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the shares then subject to a Restricted Period shall be sold, transferred, assigned, pledged, or





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
otherwise encumbered or disposed of during the Restricted Period applicable to such shares and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the shares then subject to a Restricted Period shall be forfeited and all rights of the Employee to such restricted shares shall terminate without further obligation on the part of the Corporation if the Employee ceases to be an Employee of the Corporation or any of its subsidiaries before the expiration or termination of such Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. Dividends in respect of restricted shares shall be currently paid; provided, however, that in lieu of paying currently a dividend of shares of Common Stock in respect of restricted shares, the Board of Directors may, in its sole discretion, register in the name of an Employee a stock certificate representing such shares of Common Stock issued as a dividend in respect of restricted shares, and may cause the Corporation to hold such certificate in custody for the Employee's account subject to the same terms and conditions as such restricted shares. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 16 hereof.

                 (c) Upon the expiration or termination of the Restricted Period applicable to such shares and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for herein, the restrictions applicable to the shares subject to such Restricted Period shall lapse and a certificate for a number of shares of Common Stock equal to the number of restricted shares with respect to which the restrictions have expired or terminated shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's Beneficiary (as defined in paragraph 14(b)). The Corporation shall not be required to deliver any fractional share of Common Stock but shall pay to the Employee or the Employee's Beneficiary, in lieu thereof, the product of (i) the Fair Market Value per Share (determined as of the date the restrictions expire or terminate) and (ii) the fraction of a share to which such Employee would otherwise be entitled. Subject to paragraph 19 hereof, no payment will be required from the Employee upon the issuance or delivery of any Common Stock upon the expiration or termination of a Restricted Period with respect to restricted shares.

         13.     Award of Performance Units

                 (a) At the time an award of performance units is made, the Board of Directors shall prescribe a range of long-term financial or other performance objectives, including minimum, maximum and target objectives of the Corporation ("long-term objectives") during the Incentive Period (as defined in paragraph 13(c) hereof) applicable to such performance units, and shall determine a range of dollar values of each performance unit associated with such range of long-term earnings objectives. If the minimum long-term objective prescribed by the Board of Directors for any performance unit is not achieved or exceeded, then such performance unit shall have no value and no amount shall be payable with respect thereto. If such minimum long-term objective is achieved or exceeded, then the dollar value of all performance units to be paid with respect thereto shall be based upon the level of long-term objective achieved, subject to any maximum performance unit value imposed by the Board of Directors. If during the course of an Incentive Period there shall occur significant events that were not foreseen in establishing the minimum long-term objective for such Incentive Period and which the Board of Directors expects to have a substantial effect on such objective during such Incentive Period, in its discretion, the Board of Directors may revise such objective.

                 (b) Any Employee who is an Employee of the Corporation or a subsidiary as of the Valuation Date (as defined in paragraph 13(c)) with respect to performance units that have been previously awarded to him, shall, if the minimum long-term objective specified in paragraph 13(a) is met, be eligible to receive a cash award equal to the value of such performance units determined pursuant to such paragraph 13(a) as of the Valuation Date applicable thereto. Payment of such cash award shall be made as soon as practicable following the Valuation Date of such performance units. Except as otherwise provided in paragraph 14 hereof, any performance units awarded to an Employee during his employment period for which the Incentive Period has not ended shall be forfeited upon the date such employment terminates, and he shall not be entitled to any payment in respect thereof.

                 (c)      For purposes of the 1996 Plan,

                          (i)     the "Incentive Period" with respect to a
performance unit shall be a period beginning on the date such performance unit is granted and lasting for such period, not shorter than two (2) years nor longer than ten (10) years, as the Board of Directors shall designate; and

                          (ii)    the "Valuation Date" means the last day of
the Incentive Period for a performance unit.

         14.     Termination of Employment;  Termination for Cause

                 (a) In the event that the employment of an Employee to whom an option or right has been granted under the 1996 Plan terminates for any reason (except pursuant to an authorized leave of absence for military or government service as determined by the Board of Directors or as set forth in paragraph 15 hereof), such Employee shall have a period of ninety (90) days following termination of employment in which to exercise any then vested options or rights under the 1996 Plan, and at the end of the 90-day period, all rights of such Employee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

                 (b) Unless otherwise determined by the Board of Directors, if an Employee to whom performance units have been granted ceases to be an Employee of the Corporation or of a subsidiary prior to the end of the Incentive Period with respect to such performance units for any reason other than death, total and permanent disability or retirement from active employment at or after the Retirement Age, the Employee shall immediately forfeit all such performance units. If an Employee to whom performance units have been granted terminates employment by reason of retirement on or after the Retirement Age, total and permanent disability or death, he shall, if the minimum long-term objectives specified in paragraph 13(a) hereof are met, be eligible to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a) and payable as soon as practicable following the Valuation Date of such performance units. If the Employee terminates employment due to his death or if an Employee who retires from active employment on or after his Retirement Age or terminated employment due to total and permanent disability dies prior to receipt of any such payment, then his designated Beneficiary (as defined below) shall, if the minimum long-term objectives specified in paragraph 13(a) are met, be entitled to receive a cash award equal to the value of such performance units, determined pursuant to such paragraph 13(a), and payable as soon as practicable following the Valuation Date of such performance units. In the event that the person designated by the Employee as his Beneficiary shall not be living at the time, or if no designation has been made, then the payment of such cash award shall be made to the estate of the Employee. An Employee's Retirement Age ("Retirement Age") hereunder is sixty (60). An Employee's "Beneficiary" is a person or persons (natural or otherwise) designated by such Employee, pursuant to a written instrument executed by such Employee and filed with the Board of Directors, to receive any benefits payable hereunder in the event of such Employee's death.

                 (c) Awards granted under the 1996 Plan shall not be affected by any change of duties or position so long as the holder continues to be an Employee of the Corporation or any subsidiary thereof. Any option or right, restricted share or performance unit agreement, and any rules and regulations relating to the 1996 Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 1996 Plan or in any award granted pursuant to the 1996 Plan shall confer upon any Employee any right to continue in the employ of the Corporation or any subsidiary or interfere in any way with the right of the Corporation or any subsidiary to terminate such employment at any time.

                 (d) Notwithstanding the foregoing provisions of this paragraph 14, the Committee may provide in the terms of any agreement or award granted under the 1996 Plan that, if an Employee's employment terminates for "cause," as defined in such agreement or award, that all options, restricted stock or awards will be forfeited immediately upon such termination.

         15.     Death or Total and Permanent Disability of Employee

                 If an Employee to whom an option or right has been granted under the 1996 Plan shall die or suffer a total and permanent disability while employed by the Corporation or a subsidiary, such option or right may be exercised, to the extent that the Employee was entitled to do so at the termination of employment (including by reason of death or total and permanent disability), as set forth herein (subject to any restrictions set forth in paragraph 9 with respect to Insiders) by the Employee, legal guardian of the Employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the Employee under the Employee's last will, or by the Employee's personal representatives or distributees, whichever is applicable, at any time within twelve (12) months after the date of the Employee's death or total and permanent disability, but in no event later than the date on which the option or right terminates. Notwithstanding the above, if an Employee who terminates employment by reason of total and permanent disability shall die, a legatee or legatees of such Employee under the Employee's last will, or the executor of such Employee's estate, shall only have the right to exercise such option or right, to the extent that the Employee was entitled to do so at the termination of employment, during the period ending twelve (12) months after the date of the Employee's termination of employment by reason of total and permanent disability. For purposes hereof, "total and permanent disability" shall have the meaning set forth in Code Section 22(e)(3) or any successor provision thereto.

         16.     Adjustments upon Changes in Capitalization, etc.

                 Notwithstanding any other provision of the 1996 Plan, the Board of Directors shall make or provide for such adjustments to the 1996 Plan, to the number and classes of shares available thereunder, to the terms and number of shares of Common Stock or other securities available, and/or to the purchase price of a share of Common Stock or other securities available under, any outstanding options, rights, restricted shares or performance units as it shall deem appropriate to prevent dilution or enlargement, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors shall make such adjustment as it deems equitable in respect to outstanding options, rights, restricted shares and performance units, including revision of outstanding options, rights, restricted shares and performance units so that they may be exercisable or redeemable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments to options, rights, or restricted shares shall be eliminated.

         17.     Business Combinations.

                 The following provisions shall apply unless an Employee's written agreement evidencing an award of options, rights, restricted shares or performance units under the 1996 Plan provides otherwise. In the event that, while any options, rights, restricted shares or performance units are outstanding under the 1996 Plan, there shall occur (a) a merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not be the surviving corporation, (b) a dissolution of the Corporation, (c) a transfer of all or substantially all of the assets of the Corporation in one transaction or a series of related transactions to one or more other persons or entities, (d) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")), other than Excluded Persons and any Excluded Group, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Corporation representing 45% or more of the combined voting power of the Corporation's then outstanding securities, or (e) during any period of two consecutive years commencing on or after June 1, 1996, individuals who at the beginning of the period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the Stockholders of the Corporation was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office, then, with respect to each option, right, restricted share and performance unit outstanding immediately prior to the consummation of such transaction, if provision is not otherwise made in writing in connection with such transaction and without the necessity of any action by the Board of Directors, each such option, right, restricted share or performance unit shall terminate, but (A) the holder of any outstanding option shall be entitled, immediately prior to the effective date of such transaction, to exercise such option to purchase the number of shares of Common Stock that are then vested and exercisable; (B) the holder of any right shall be entitled, immediately prior to the effective date of such transaction, to exercise such right to the extent that the related option or Deemed Option is exercisable at such time in accordance with its terms; (C) the holder of any additional rights shall be entitled to receive, to the extent that the related option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the related option had been exercised to such extent, to the extent that such additional rights are then vested; (D) the holder of any restricted shares shall be entitled to receive a stock certificate representing a number of shares of Common Stock equal to the number of restricted shares with respect to which the applicable restrictions have previously lapsed or terminated; provided, however, that for purposes of this provision, a portion of the applicable Restricted Period for each award of restricted shares, equal to (i) the number of completed years during the Restricted Period, divided by (ii) the Restricted Period, shall be deemed to have lapsed immediately prior to the effective date of such transaction; and (E) the recipient of any performance unit shall be entitled, immediately prior to the effective date of such transaction, to receive the then vested value under such unit. The unexercised portion of any option, right, Deemed Option or any additional right relating to the unexercised portion of a related option shall be deemed cancelled and terminated as of the effective date of such transaction. Any restricted shares that remain suspect to restrictions as of the effective date of such transaction shall be forfeited. Notwithstanding the foregoing, the Board of Directors may provide that upon the occurrence of such events as the Board of Directors shall deem appropriate, any or all outstanding options, rights, restricted shares and performance units shall become fully vested and exercisable or that they shall remain outstanding subject to any adjustments contemplated by paragraph 16. The term "Excluded Persons" means each of (i) Trammell or Margaret Crow, or any lineal descendant of Trammell and Margaret Crow, or any trust of which not less than 75% of the beneficial interests are held by Trammell or Margaret Crow or such lineal descendants, or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Trammell or Margaret Crow or such descendants, (ii) Wynopt Investment Partnership Level II, a Delaware limited partnership ("Wynopt II"), or Wynopt Investment Partnership, a Delaware limited partnership ("Wynopt"), or an "affiliate" (as such term is defined in Rule 12b-2 under the Act) of Wynopt II or Wynopt (x) of which not less than 75% of the outstanding equity interests are owned directly or indirectly by the direct or indirect owners of the outstanding equity interests of Wynopt II and Wynopt as of the effective date of the Plan and (y) the business and affairs of which are controlled by Donald J. McNamara, Robert A. Whitman and Daniel A. Decker or any of them, or (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation. The term "Excluded Group" means a "group" (as defined above) that includes one or more Excluded Persons, provided that the voting power of the Corporation's outstanding voting securities "beneficially owned" (as defined above) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents not less than 75% of the voting power of the securities "beneficially owned" by such "group."

         18.     Termination and Amendment

                 The Board of Directors of the Corporation shall have the right to amend, suspend or terminate the 1996 Plan at any time; provided, however, that an amendment shall be subject to Stockholder approval if such approval is required by Rule 16b-3 promulgated under the 1934 Act or under any successor rule, the Code or the rules of any securities exchange or market system on which securities of the Corporation are listed or admitted to trading at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this paragraph 18. If the 1996 Plan is terminated, the terms of the 1996 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1996 Plan may, without the consent of the Employee to whom an award shall theretofore have been granted, adversely affect the rights of such Employee under such award.

         19.     Withholding Tax

                 (a) The Corporation shall have the right to deduct from all amounts paid in cash in consequence of the exercise of an option or right, or the settlement of a performance unit, under the 1996 Plan any taxes required by law to be withheld with respect to such cash payments. Subject to paragraph 19(c) below, where an Employee or other person is entitled to receive shares of Common Stock pursuant to the exercise of an option or a right pursuant to the 1996 Plan, the Corporation shall have the right to require the Employee or such other person to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld. Upon the disposition (within the meaning of Code Section 424(c)) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of the holding period requirements of Code Section 422(a)(1), the Employee shall be required to give notice to the Corporation of such disposition and the Corporation shall have the right to require the Employee to pay to the Corporation the amount of any taxes that are required by law to be withheld with respect to such disposition.

                 (b) Upon termination of the Restricted Period with respect to any restricted shares (or such earlier time, if any, as an election is made by the Employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Corporation shall have the right to require the Employee or other person receiving shares of Common Stock in respect of such restricted shares to pay to the Corporation the amount of taxes that the Corporation is required to withhold with respect to such shares of Common Stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to restricted shares the amount of taxes that the Corporation is required to withhold with respect to such dividend payments.

                 (c) In the case of an Employee or other person who is subject to Section 16 of the 1934 Act, all tax withholding obligations shall be satisfied through the withholding or surrender of shares of Common Stock as necessary to comply with Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

         20.     Written Agreements; Stock Legends

                 Each award of options, rights, restricted shares or performance units shall be evidenced by a written agreement, executed by the Employee and the Corporation, which shall contain such restrictions, terms and conditions as the Board of Directors may require, and certificates evidencing shares of Common Stock issued under the 1996 Plan shall have conspicuously noted thereon such restrictions on transferability as the Corporation may require in order to ensure compliance with applicable federal and state securities laws and regulations.

         21.     Effect on Other Stock Plans

                 The adoption of the 1996 Plan shall have no effect on awards made or to be made pursuant to other plans covering Employees of the Corporation or its subsidiaries, or any predecessors or successors thereto.